UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 OR 15(d) of the Securities
                              Exchange Act of 1934

              Date of Report (Date of the earliest event reported)
                               September 24, 2004
                                ----------------

                                   Valhi, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

    Delaware                          1-5467                       87-0110150
-------------------             ------------------             -----------------
  (State or other                   (Commission                  (IRS Employer
  jurisdiction of                  File Number)                  Identification
  incorporation)                                                       No.)

  5430 LBJ Freeway, Suite 1700, Dallas, Texas                      75240-2697
----------------------------------------------                    ------------
  (Address of principal executive offices)                         (Zip Code)

               Registrant's telephone number, including area code
                                 (972) 233-1700
                                 --------------


                   (Former name or former address, if changed
                              since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]         Written communications pursuant to Rule 425 under the Securities
              Act (17 CFR 230.425)

[   ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act
              (17 CFR 240.14a-12)

[   ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.
Item 2.01           Completion of Acquisition or Disposition of Assets.


     On September 24, 2004, NL Industries, Inc. ("NL") completed the acquisition of an aggregate of 10,374,000 shares of the outstanding common stock of CompX International Inc. ("CompX"), representing approximately 68% of the total outstanding shares of common stock of CompX, that had been owned by Valhi, Inc. ("Valhi") and Valhi's wholly owned subsidiary, Valcor, Inc. ("Valcor"), at a purchase price of $16.25 per share, or an aggregate of approximately $168.6 million. A description of the terms of the acquisition is incorporated herein by reference to the Stock Purchase Agreement dated September 24, 2004 among NL, Valhi and Valcor that is filed as Exhibit 10.1 to this Current Report on Form 8-K. The purchase price was paid by NL's transfer to Valhi and Valcor of $168.6 million of NL's $200 million long-term note receivable from Kronos Worldwide, Inc., an affiliate of NL and Valhi. A description of the two promissory notes payable to Valhi and Valcor is incorporated herein by reference to Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. Valhi and another wholly owned subsidiary of Valhi own an aggregate of approximately 83% of NL's outstanding common stock. On May 20, 2004, NL announced that it had established a Special Committee of its Board of Directors comprised of directors who are not affiliated with Valhi to consider a possible transaction. Cypress Associates LLC served as financial advisor to NL's Special Committee and rendered an opinion to the Special Committee that the purchase price is fair, from a financial point of view, to NL. Piper Rudnick LLP served as independent legal advisor to NL's Special Committee. The Boards of Directors of Valhi and NL also approved the transaction.

Item 7.01           Regulation FD Disclosure.

     Pursuant to Item 7.01 of this current report, Valhi hereby furnishes the information set forth in the press release issued on September 24, 2004, a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference.

     Exhibit 99.3 to this current report that the registrant furnishes in this report is not deemed "filed" for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration Statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01       Financial Statements and Exhibits.

                (c) Exhibits.

                Item No.            Exhibit Index
                ----------          ----------------------------------------

                10.1 Stock Purchase Agreement dated September 24, 2004 between Valhi, Inc. and Valcor, Inc., as sellers, and NL Industries, Inc. as purchaser. The disclosure schedule attachment to this Exhibit 10.1 has not been filed; upon request, the registrant will furnish supplementally to the Securities and Exchange Commission a copy of this attachment.

                99.1 Promissory Note dated September 24, 2004 in the original principal amount of $162,500,000.00 payable to the order of Valcor, Inc. and executed by Kronos Worldwide, Inc.

                99.2 Promissory Note dated September 24, 2004 in the original principal amount of $6,077,500.00 payable to the order of Valhi, Inc. and executed by Kronos Worldwide, Inc.

                99.3                Press release jointly issued by Valhi,  Inc.
                                    and NL  Industries,  Inc. on  September  24,
                                    2004.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Valhi, Inc.
                                                 (Registrant)




                                                 By:  /s/ Gregory M. Swalwell
                                                      --------------------------
                                                      Gregory M. Swalwell
                                                      Vice President and
                                                          Controller



Date:  September 28, 2004

                                INDEX TO EXHIBITS


Exhibit No.       Description
-----------       --------------------------------------------------

10.1 Stock Purchase Agreement dated September 24, 2004 between Valhi, Inc. and Valcor, Inc., as sellers, and NL Industries, Inc. as purchaser. The disclosure schedule attachment to this
                  Exhibit 10.1 has not been filed; upon request, the registrant will furnish supplementally to the Securities and Exchange Commission a copy of this attachment.

99.1 Promissory Note dated September 24, 2004 in the original principal amount of $162,500,000.00 payable to the order of Valcor, Inc. and executed by Kronos Worldwide, Inc.

99.2 Promissory Note dated September 24, 2004 in the original principal amount of $6,077,500.00 payable to the order of Valhi, Inc. and executed by Kronos Worldwide, Inc.

99.3 Press release jointly issued by Valhi, Inc. and NL Industries, Inc. on September 24, 2004.